                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Jurisdiction of
           Name                                                  Incorporation
           ----                                                  ---------------
           Hyperion International Corporation                    Delaware
           Little Tree Acquisition Corporation                   Delaware
           Hyperion Software Solutions Austria GmbH              Austria
           Hyperion Foreign Sales Corporation                    Barbados
           Hyperion Latin America Ltda                           Brazil
           Hyperion Solutions Nordic OY                          Finland
           Hyperion Solutions France SAS                         France
           Hyperion Solutions Deutschland GmbH                   Germany
           Hyperion Solutions Italia S.r.l.                      Italy
           Hyperion KK                                           Japan
           Hyperion Solutions Nederland, B.V.                    Netherlands
           HSC Acquisition Co.                                   Nova Scotia
           Hyperion Corporation of Canada, Ltd.                  Ontario
           Hyperion Solutions Asia Pte. Ltd.                     Singapore
           Hyperion Solutions Iberica, S.A.                      Spain
           Hyperion Solutions Nordic AB                          Sweden
           Hyperion Solutions Schweiz AG                         Switzerland
           Hyperion Solutions (UK) plc                           United Kingdom
